UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 – 885 West Georgia Street Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

ProNAi Therapeutics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January10, 2017, ProNAi Therapeutics, Inc. changed its name to “Sierra Oncology, Inc.” (the “Company”). The name change was effected through the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01	Other Events

As of January 10, 2017, the Company’s common stock will be traded on the NASDAQ Global Market under the trading symbol “SRRA.” Holders of stock certificates bearing the prior corporate name need not take any action at this time to change the stock certificates to reflect the new corporate name. The new CUSIP number for the Company’s common stock is 82640U 107.

On January 9, 2017, the Company issued a press release announcing the name change, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of ProNAi Therapeutics, Inc.

99.1	Press Release dated January 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: January 11, 2017	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of ProNAi Therapeutics, Inc.

99.1	Press Release dated January 9, 2017.

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